UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

XTREME GREEN ELECTRIC VEHICLES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52502	26-2373311
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

3010 East Alexander Rd, North Las Vegas, NV 89030

(Address of principal executive offices) (zip code)

(702) 870-0700

(Registrant's telephone number, including area code)

 (Former name or address, if changed since last report)

Copies to:

Louis A. Brilleman, Esq.

1140 Avenue of the Americas, 9th Floor

New York, New York 10036

Phone: (212) 584-7805

Fax: (646) 380-6635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Effective December 23, 2014, Frank Rosenberg resigned his position as a member of the Board of Directors of Xtreme Green Electric Vehicles Inc. (the “Company”) to pursue other interests.  There were no disagreements between the Company and Mr. Rosenberg.

(b)

On December 23, 2014, the Company’s Board of Directors unanimously elected Richard Plaster to fill an existing vacancy on the Company’s Board, effective immediately.

Richard Plaster has been a residential developer of more than 12,500 homes in Las Vegas over the past 30 years.  He currently serves on the boards of the Smith Center for the Performing Arts and the Nevada Ballet Theatre.  He is a past president of the Southern Nevada Homebuilders Association and of the Las Vegas Philharmonic.  Mr. Plaster is still involved in the residential development business.  He was previously a member of the Company’s Board of Directors from 2011 through 2013. Mr. Plaster holds a BA in behavioral psychology from Stanford University. He also earned an MBA from the University of California, Berkeley.

Mr. Plaster will receive $2,000 in cash per quarter for his service as director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xtreme Green Products Inc.

December 23, 2014	By:	/s/ Ken Sprenkle
Ken Sprenkle
Chief Financial Officer

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